EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ViewPoint Financial Group 2007 Equity Incentive Plan of our report dated March 4, 2010 on the consolidated financial statements of ViewPoint Financial Group, Inc., which report appears in the Annual Report on Form 10-K of ViewPoint Financial Group Inc. for the year ended December 31, 2010.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
March 3, 2011